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                                                                     EXHIBIT 4.7


                             SUPPLEMENTAL INDENTURE


         THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is dated as of November 13, 2000, and is entered into by and between Pan Pacific Retail Properties, Inc. (the "Successor"), a Maryland corporation, and The Bank of New York as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, Western Properties Trust, a California real estate investment trust, ("Western") has heretofore executed and delivered to the Trustee the indenture, dated as of September 1, 1997, as supplemented by that certain Supplemental Indenture No. 1, dated as of September 1, 1997, that certain Supplemental Indenture No. 2, dated as of September 1, 1997, and that certain Supplemental Indenture No. 3, dated as of September 1, 1997 (as previously supplemented, the "Indenture"), pursuant to which notes in an aggregate principal amount of $75,000,000 have been issued (the "Notes");

         WHEREAS, Western has merged with and into the Successor, effective as of the date hereof, with the Successor continuing as the surviving corporation;

         WHEREAS, the Successor desires to assume all of the obligations of Western under the Indenture and the Notes;

         WHEREAS, Section 801 of the Indenture provides that the Successor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor shall expressly assume all of Western's obligations under the Notes and the Indenture, upon which assumption, the Indenture shall remain in full force and effect; and

         WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Agreement to Assume. Pursuant to Sections 801 and 802 of the Indenture, the Successor hereby agrees to assume all the covenants and obligations of Western under the Notes and the Indenture.

                  3. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or agent of the Successor, as such, shall have any liability for any obligations of Western under the Notes, the Indenture, or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

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                  4. California Law to Govern. THE INTERNAL LAW OF THE STATE OF
CALIFORNIA SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Successor.

                  8. Miscellaneous. Except as amended herein, the Indenture shall remain in full force and effect.



                            [SIGNATURE PAGE FOLLOWS.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

Dated:  November 13, 2000               PAN PACIFIC RETAIL PROPERTIES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



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